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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                            R. G. BARRY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                          R. G. Barry Corporation Logo

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147

                                                                  March 27, 2000

Dear Fellow Shareholders:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of R. G. Barry Corporation, which will be held at 11:00 a.m., local time, on Thursday, May 11, 2000, at our executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

     The formal notice of annual meeting of shareholders and proxy statement are enclosed. The board of directors has nominated three directors, each for a term to expire at the 2003 annual meeting of shareholders. The board of directors recommends that you vote FOR the nominees.

     On behalf of the board of directors and management, I cordially invite you to attend the annual meeting. Whether or not you plan to attend the annual meeting and regardless of the number of common shares you own, it is important that your common shares be represented and voted at the annual meeting. Accordingly, after reading the enclosed proxy statement, please complete, sign and date the enclosed proxy card and mail it promptly in the reply envelope provided for your convenience.

     Thank you for your continued support.

                                          Very truly yours,

                                          Gordon Zacks signature
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                          R. G. Barry Corporation Logo

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                                              Pickerington, Ohio
                                                                  March 27, 2000

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of R. G. Barry Corporation (the "Company") will be held at the executive offices of the Company at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, on Thursday, May 11, 2000, at 11:00 a.m., local time, for the following purposes:

        1. To elect three directors to serve for terms of three years each.

        2. To transact any other business which properly comes before the annual meeting or any adjournment.

     Shareholders of record at the close of business on March 15, 2000, will be entitled to receive notice of, and to vote at, the annual meeting and any adjournment.

     You are cordially invited to attend the annual meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the annual meeting, please sign, date and return your proxy card promptly in the enclosed envelope. Should you attend the annual meeting, you may revoke your proxy and vote in person. Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.

                                          By Order of the Board of Directors,

                                          Gordon Zacks signature
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                PROXY STATEMENT

     This proxy statement and the accompanying proxy card are being mailed to shareholders of R. G. Barry Corporation (the "Company") on or about March 27, 2000, in connection with the solicitation of proxies by the board of directors of the Company for use at the annual meeting of shareholders on Thursday, May 11, 2000, or any adjournment. The annual meeting will be held at 11:00 a.m., local time, at our executive offices at 13405 Yarmouth Road N.W., Pickerington, Ohio. The facility is located east of Columbus, Ohio, immediately south of the intersection of Interstate 70 and State Route 256.

     A proxy card for use at the annual meeting accompanies this proxy statement and is solicited by the Company's board of directors. Without affecting any vote previously taken, any shareholder appointing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address shown on the cover page of this proxy statement, written notice of revocation; by executing a later-dated proxy card which is received by the Company prior to the annual meeting; or by attending the annual meeting and giving notice of revocation in person. Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.

     The Company will bear the costs of preparing, printing and mailing this proxy statement, the accompanying proxy card and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the board of directors. The Company has engaged D. F. King & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of not more than $4,500 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited, for no additional compensation, by officers, directors or employees of the Company and our subsidiaries by further mailing, telephone or personal contact. We will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to, and obtaining proxies from, the beneficial owners of common shares entitled to vote at the annual meeting.

     Our annual report to shareholders for the fiscal year ended January 1, 2000 (the "1999 fiscal year") is enclosed with this proxy statement.

                            VOTING AT ANNUAL MEETING

     Only shareholders of record at the close of business on March 15, 2000, are entitled to receive notice of, and to vote at, the annual meeting and any adjournment. At the close of business on March 15, 2000, 9,350,657 common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be submitted to shareholders at the annual meeting. A quorum for the annual meeting is a majority of the outstanding common shares.

                                SHARE OWNERSHIP

     The following table furnishes information regarding the beneficial ownership of common shares by each person known to the Company to beneficially own more than five percent (5%) of the outstanding common shares as of March 15, 2000 (unless otherwise indicated):

                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                   --------------------------------------------------------------
                                    SOLE      SHARED         SOLE          SHARED                    PERCENT
        NAME AND ADDRESS           VOTING     VOTING      DISPOSITIVE    DISPOSITIVE                    OF
       OF BENEFICIAL OWNER          POWER      POWER         POWER          POWER         TOTAL      CLASS(1)
       -------------------         -------   ---------    -----------    -----------    ---------    --------
Artisan Partners Limited                --   1,246,900(2)         --      1,246,900(2)  1,246,900(2)   13.3%
  Partnership
  Artisan Investment Corporation
  Andrew A. Ziegler
  Carlene Murphy Ziegler
1000 North Water Street, #1770
Milwaukee, WI 53202

Harris Associates L.P.                  --     950,000(3)     50,000(3)     900,000(3)    950,000(3)   10.2%
  Harris Associates Inc.
  Harris Associates Investment
    Trust
Two North LaSalle Street, Suite
  500
Chicago, IL 60602-3790

Gordon Zacks                       946,828(4)        --      499,702(4)          --       946,828      10.0%
13405 Yarmouth Road N.W.
Pickerington, OH 43147

Dimensional Fund Advisors Inc.     748,381(5)        --      748,381(5)          --       748,381(5)    8.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Schneider Capital Management        82,900(6)        --      556,400(6)          --       556,400(6)    6.0%
  Corporation
480 E. Swedesford Road
Suite 1080
Wayne, PA 19087

Florence Zacks Melton               29,873          --       476,999             --       476,999       5.1%
1000 Urlin Avenue
Columbus, OH 43212

---------------

(1) The percent of class is based upon the sum of 9,350,657 common shares outstanding on March 15, 2000, and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 15, 2000.

(2) Based on information contained in filings with the Securities and Exchange Commission (the latest of which is dated February 14, 2000), as of December 31, 1999, Artisan Partners Limited Partnership, a registered investment adviser ("Artisan Partners"), its general partner Artisan Investment Corporation ("Artisan Corp."), and Andrew A. Ziegler and Carlene Murphy Ziegler, the principal stockholders of Artisan Corp., may be deemed to beneficially own 1,246,900 common shares. Artisan Partners serves as investment adviser to Artisan Funds, Inc., comprised of four series designated Artisan Small Cap Fund, Artisan International Fund, Artisan Mid Cap Fund and Artisan Small Cap Fund (the "Artisan Funds"). Although the Artisan Funds are not controlled by Artisan Partners, under Rule 13d-3(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), the common shares beneficially owned by an Artisan Fund, with respect to which that Artisan Fund has delegated to Artisan Partners shared voting power and shared dispositive power, are considered to be common shares beneficially owned by Artisan Partners by reason of those delegated powers. The common shares reported have been acquired on behalf of discretionary clients of Artisan Partners.

(3) Based on information contained in filings with the SEC (the latest of which are dated January 17, 2000), as of December 31, 1999, Harris Associates L.P., a registered investment adviser ("Harris"), and its general partner Harris Associates Inc. ("Harris G/P") may be deemed to beneficially own 950,000 common shares, including 900,000 common shares held by Harris Associates Investment Trust ("Harris Trust"), in a series designated The Oakmark Small Cap Fund. 50,000 of the common shares reported by Harris and Harris G/P have been acquired on behalf of other advisory clients of Harris. Harris has been granted the power to vote common shares in circumstances it determines to be appropriate in connection with assisting its advised clients to whom it renders financial advice in the ordinary course of business, by either providing information or advice to the persons having that power, or by exercising the power to vote. In addition, Harris serves as investment adviser to the Harris Trust and various of Harris' officers and directors are also officers and trustees of the Harris Trust. Harris has shared voting and dispositive power with respect to the 900,000 common shares held in The Oakmark Small Cap Fund because of Harris' power to manage the investments of Harris Trust.

(4) Includes 204,770 common shares held of record by Mr. Zacks, and 157,002 common shares as to which Mr. Zacks has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 15, 2000. 50,000 of the common shares held of record by Mr. Zacks are "restricted" common shares which were issued to Mr. Zacks in May of 1999. Mr. Zacks is not permitted to dispose of or otherwise transfer these common shares until the restrictions have lapsed. SEE "EXECUTIVE COMPENSATION -- EMPLOYMENT CONTRACTS, RESTRICTED STOCK AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS." Excludes 14,967 common shares held of record and owned beneficially by the spouse of Mr. Zacks as to which Mr. Zacks has no voting or dispositive power and disclaims beneficial ownership.

    Gordon Zacks is the voting trustee of the Zacks Voting Trust (the "Voting Trust") and exercises sole voting power as to the 585,056 common shares deposited in the Voting Trust. The beneficial owners of common shares deposited in the Voting Trust retain dispositive power with respect to those common shares (subject to certain limitations on the right to remove common shares from the Voting Trust). Mr. Zacks is the beneficial owner of 137,930 of the common shares deposited in the Voting Trust. Mr. Zacks' mother, Florence Zacks Melton, as trustee under a trust established by the will of Aaron Zacks, deceased, is the owner of the remaining 447,126 common shares deposited in the Trust. Mr. Zacks is the remainder beneficiary of the trust created by that will. The Voting Trust will continue in existence until October 29, 2005, unless extended or terminated in accordance with its terms.

(5) Based on information contained in filings with the SEC (the latest of which is dated February 4, 2000), Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"), may be deemed to have beneficial ownership of 748,381 common shares as of December 31, 1999, all of which common shares were held in portfolios of four investment companies to which Dimensional furnishes investment advice and other investment vehicles for which Dimensional serves as investment manager. In its role as investment advisor and investment manager, Dimensional possesses both voting and dispositive power over the common shares owned by these portfolios. Dimensional disclaims beneficial ownership of these common shares.

(6) Based on information contained in filings with the SEC (the latest of which is dated February 14, 2000).

     The following table furnishes information regarding the beneficial ownership of common shares, as of March 15, 2000, for each of the current directors, each of the nominees for election as directors, each of the individuals named in the Summary Compensation Table and all current executive officers and directors as a group:

                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                        ----------------------------------------------
                                                        COMMON SHARES
                                                         WHICH CAN BE
                                         COMMON         ACQUIRED UPON
                                         SHARES      EXERCISE OF OPTIONS                  PERCENT
               NAME OF                  PRESENTLY     EXERCISABLE WITHIN                     OF
           BENEFICIAL OWNER               HELD             60 DAYS             TOTAL      CLASS(2)
           ----------------             ---------    -------------------     ---------    --------
Gordon Zacks (3)......................    789,826(4)       157,002             946,828      10.0%
Leopold Abraham II (5)................      6,231            6,250              12,481       (6)
Philip G. Barach......................     11,831            6,250              18,081       (6)
Edward Bucciarelli (3)................     15,000(7)             0              15,000       (6)
Richard L. Burrell (3)................     33,356(8)        76,444             109,800       1.2%
Christian Galvis (3)..................     42,198(9)        97,803             140,001       1.5%
William Giovanello (5)................      5,000(10)         6,250             11,250       (6)
Harvey M. Krueger.....................     22,221            6,250              28,471       (6)
Roger E. Lautzenhiser.................      1,000            6,250               7,250       (6)
Harry Miller (3)......................      9,176           40,055              49,231       (6)
David L. Nichols......................          0                0                   0       (6)
Janice Page...........................          0                0                   0       (6)
Edward M. Stan........................     34,557(11)         6,250             40,807       (6)
All current directors and executive
  officers as a group (numbering
  11).................................    970,396          408,804           1,379,200      14.1%

---------------

 (1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all of the common shares reflected in the table.

 (2) See Note (1) to preceding table.

 (3) Executive officer of the Company named in the Summary Compensation Table.

 (4) See Note (4) to preceding table.

 (5) Messrs. Abraham and Giovanello have notified the Company that they will not stand for re-election at the annual meeting.

 (6) Represents ownership of less than 1% of the outstanding common shares of the Company.

 (7) Represents "restricted" common shares which were issued to Mr. Bucciarelli in October of 1999. Mr. Bucciarelli is not permitted to dispose of or otherwise transfer these common shares until the restrictions have lapsed. SEE "EXECUTIVE COMPENSATION -- EMPLOYMENT CONTRACTS, RESTRICTED STOCK AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

 (8) Includes 15,528 common shares held jointly by Mr. Burrell and his spouse.

 (9) Excludes 572 common shares held of record and owned beneficially by Mr. Galvis' spouse as to which he exercises no voting or dispositive power and disclaims beneficial ownership.

(10) Excludes 2,000 common shares held of record and owned beneficially by Mr. Giovanello's spouse as to which he exercises no voting or dispositive power and disclaims beneficial ownership.

(11) Includes 2,220 common shares held jointly by Mr. Stan and his spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the knowledge of the Company, based solely on a review of copies of the reports furnished to the Company and written representations that no other reports were required to be filed in respect of the 1999 fiscal year, all filing requirements under Section 16(a) of the Exchange Act, applicable to officers, directors and beneficial owners of more than 10% of the outstanding common shares were complied with; except Daniel D. Viren, a former executive officer, filed late one report covering one transaction.

                             ELECTION OF DIRECTORS

     In accordance with Article SIXTH of the Company's articles of incorporation, three directors are to be elected at the annual meeting for terms of three years each and until their respective successors are elected and qualified. The persons named in the accompanying proxy card intend to vote the common shares represented by the proxies received under this solicitation for the nominees named below who have been designated by the board of directors, unless otherwise instructed on the proxy card. Under Ohio law and the Company's regulations, the three nominees receiving the greatest number of votes will be elected as directors. Common shares as to which the authority to vote is withheld and broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

     The following information, as of March 15, 2000, concerning the age, principal occupation, other affiliations and business experience of each nominee has been provided by each nominee. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

                                                                                  DIRECTOR OF
                                                  POSITION(S) HELD                THE COMPANY     NOMINEE
                                                WITH THE COMPANY AND              CONTINUOUSLY   FOR TERM
          NOMINEE             AGE             PRINCIPAL OCCUPATION(S)                SINCE      EXPIRING IN
          -------             ---             -----------------------             ------------  -----------
Harvey M. Krueger...........  70    Vice Chairman, Lehman Brothers, Inc.,             1980         2003
                                      investment bankers(1)

David L. Nichols............  59    Chairman of the Board, Flooring America,           --          2003
                                      Inc., retailer of floor coverings, since
                                      January 2000; private investor from 1998
                                      to January 2000; Chairman and Chief
                                      Executive Officer of Mercantile Stores
                                      Company, Inc., apparel and home fashion
                                      retail chain, from 1992 to 1998(2)

Janice Page.................  51    Retail/merchandising consultant since 1997;        --          2003
                                      Senior (Group) Vice President, Sears,
                                      Roebuck and Co. from 1992 to 1997(3)

---------------

(1) Lehman Brothers, Inc. provided investment banking services to the Company during the 1999 fiscal year and may do so during the 2000 fiscal year as requested by the Company. Mr. Krueger is also a director of Automatic Data Processing, Inc., Bernard Chaus, Inc., International Telecommunication Data Systems, Inc. and Delta Galil Industries Ltd. and serves on The Club Mediterranee International Advisory Board.

(2) Mr. Nichols is also a director of The Anderson's Inc., the Federal Reserve Bank of Cleveland and Value City Department Stores, Inc. Mr. Nichols will be nominated at the annual meeting for election as a director to serve as the successor to one of the two incumbent directors who have determined not to stand for re-election at the annual meeting.

(3) Ms. Page will be nominated at the annual meeting for election as a director to serve as the successor to one of the two incumbent directors who have determined not to stand for re-election at the annual meeting.

     While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the annual meeting should be unavailable or unable to serve as a candidate for election as a director, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and for the election of any substitute nominee(s) designated by the board of directors. The board of directors knows of no reason why any of the above-mentioned individuals will be unavailable or unable to serve if elected to the board.

     Shareholders of the Company desiring to nominate candidates for election as directors must provide timely notice in writing. To be timely, a shareholder's notice must be delivered or mailed to the Secretary of the Company. Under the Company's articles of incorporation, a shareholder must deliver or mail the director nomination not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors. However, if less than 35 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Company's Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Each shareholder nomination must contain the following information: (a) the name, age, and business and residence addresses of the nominee; (b) the principal occupation or employment of the nominee; (c) the number of common shares beneficially owned by the nominee and by the nominating shareholder; and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under the SEC proxy rules. Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director. Notice of nominations for the 2000 annual meeting must be mailed or delivered by April 11, 2000.

     The following information, as of March 15, 2000, concerning the age, principal occupation, other affiliations and business experience of the continuing directors of the Company has been furnished by each director. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

                                                                              DIRECTOR OF
                                                POSITION(S) HELD              THE COMPANY
                                              WITH THE COMPANY AND            CONTINUOUSLY      TERM
            NAME              AGE           PRINCIPAL OCCUPATION(S)              SINCE       EXPIRES IN
            ----              ---           -----------------------           ------------   ----------
Edward M. Stan..............  75    President, Edward M. Stan & Associates,       1971          2001
                                      importing

Richard L. Burrell..........  67    Senior Vice President -- Finance,             1984          2001
                                      Treasurer and Secretary of the Company

Philip G. Barach............  69    Private investor(1)                           1991          2001

Gordon Zacks................  67    Chairman of the Board, Chief Executive        1959          2002
                                      Officer and President of the Company

Christian Galvis............  58    Executive Vice President -- Operations        1992          2002
                                      of the Company and, since January 1998,
                                      President -- Operations of Barry
                                      Comfort Group

Roger E. Lautzenhiser.......  46    Partner, Vorys, Sater, Seymour and Pease      1999          2002
                                      LLP, attorneys at law(2)

---------------

(1) Mr. Barach is also a director of Union Central Life Insurance Company (from which he will retire on May 20, 2000), and Bernard Chaus, Inc. and a member of the board of trustees of Glimcher Realty Trust.

(2) Vorys, Sater, Seymour and Pease LLP rendered legal services to the Company during the 1999 fiscal year and continues to do so.

     There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

     The board of directors held a total of eleven meetings during the 1999 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the board of directors during the period he served as a director and the total number of meetings held by all committees of the board of directors on which he served during the period he served.

     The board of directors has standing audit, compensation and nominating committees.

     The audit committee consists of Leopold Abraham II, Philip G. Barach, William Giovanello, Harvey M. Krueger and Edward M. Stan. The function of the audit committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent auditors and to recommend to the board of directors a firm to serve as the Company's independent auditors. The audit committee met three times during the 1999 fiscal year.

     The compensation committee consists of Leopold Abraham II, Philip G. Barach, William Giovanello and Harvey M. Krueger. The function of the compensation committee is to review and supervise the operation of the Company's compensation plans, to select those eligible employees who may participate in each plan (where selection is required), to prescribe the terms of any options granted under the Company's stock option plans (where permitted) and stock purchase plan and to approve the compensation of the Company's executive officers. The compensation committee met two times during the 1999 fiscal year.

     The nominating committee consists of Philip G. Barach, Edward M. Stan and Gordon Zacks. The function of the nominating committee is to recommend to the board of directors candidates for membership on the board. The nominating committee was organized in February, 2000. The nominating committee will consider nominees recommended by shareholders for the 2001 annual meeting of shareholders provided that the names of such nominees are submitted in writing, not later than November 1, 2000, to Edward M. Stan, c/o R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with committee members.

                                   REPORT OF
                           THE COMPENSATION COMMITTEE
                                       OF
               R. G. BARRY CORPORATION ON EXECUTIVE COMPENSATION

     The compensation committee of the board of directors is comprised entirely of non-employee directors. Decisions on compensation of the executive officers generally are made by the compensation committee, although compensation levels for executive officers other than the Chairman and Chief Executive Officer are recommended to the committee by the Chairman, who has substantially greater knowledge of the contributions made by the executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     In determining the compensation of executive officers, the compensation committee seeks to create a compensation program that links compensation to the Company's operational results, rewards above average corporate performance, recognizes individual contribution and achievement and assists the Company in attracting and retaining outstanding executive officers and other key employees. Executive compensation is set at levels that the compensation committee, with the advice of the Company's executive compensation consultants, believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key employees having the experience and abilities that are necessary to manage the Company's business.

BASE SALARIES

     The base salaries of the executive officers and subsequent adjustments to those base salaries are determined relative to the following factors: (i) the criticality to the Company of the executive officer's job function; (ii) the individual's performance in his position; (iii) the individual's potential to make a significant contribution to the Company in the future; and (iv) a comparison of industry pay practices. The compensation committee believes that all of these factors are important and the relevance of each factor varies from individual to individual. The compensation committee has not assigned any specific weight to any of these factors in the evaluation of any executive officer's base salary.

     An executive officer's individual performance is measured against goals and objectives that have been previously discussed with the executive officer. Consideration is given to the individual's contribution to the management team and the individual's overall value and contribution to the Company. The compensation committee relies on the Chairman to make recommendations to the committee regarding the appropriate base salaries of the executive officers other than the Chairman. Before making his base salary recommendations to the compensation committee, the Chairman reviews survey information from one or more executive compensation consulting firms to determine competitive compensation levels in each of the Company's senior management positions. The Company has generally sought to provide base salary that is competitive to the

75% to 90% for small to medium-sized consumer product companies. This comparative data may not include the compensation paid by all of the companies that are included in the "Apparel Industry" index which is used for comparative purposes in the Performance Graph. The compensation committee believes that it is critically important for the Company to remain competitive in its management salaries in order to attract and retain the small group of senior managers who are key to the Company's success.

ANNUAL PROFIT-SHARING INCENTIVE BONUS PROGRAM

     Since 1989, the Company has provided to its executive officers and other members of management an annual profit-sharing incentive bonus program. Annual bonus awards are based on the extent to which the Company achieves or exceeds specified annual planned profit goals. The board of directors meets during the first quarter of each year to establish the Company's target profit goal (defined as profit before such items as taxes, payments under the incentive bonus program and charitable contributions) for the year. The compensation committee then determines the amount of the target award opportunity (the potential bonus) that is payable by the Company under the incentive bonus program for that year at specified levels of attainment of the profit goal. For example, the compensation committee might determine that an employee will receive 50% of his or her maximum award opportunity if the Company achieves 100% of the profit goal and 100% of his or her maximum award opportunity if the Company achieves 120% of the profit goal. The compensation committee's recommendation with respect to bonuses payable under the incentive bonus program at specified threshold levels of profit are submitted to the full board for final approval.

     Each participant in the incentive bonus program is assigned a target award opportunity (stated as a percentage of his or her base salary) that can be achieved for the year. This percentage is based upon the participant's position and responsibilities and the area of the Company's operations in which the participant serves, with a greater percentage being assigned to those participants who make a larger impact on corporate performance. The target award opportunities for the Company's executive officers are set by the compensation committee. The target award opportunities for other participants in the incentive bonus program are assigned by senior management. A participant is not entitled to receive a bonus unless an acceptable year-end performance evaluation (as determined under the Company's performance evaluation guidelines) has been received from the person to whom the participant reports. For 1999, none of the participants in the incentive bonus program received bonuses because the Company did not achieve the threshold profit goal established at the beginning of the year.

MR. ZACKS' 1999 COMPENSATION

     Mr. Zacks and the Company entered into a two-year employment agreement in 1998 under which Mr. Zacks is entitled to receive a minimum annual salary of $490,000 plus other specified benefits. The employment agreement also provides that during the employment term, Mr. Zacks is entitled to participate in the incentive bonus program at a maximum level equal to 100% of his annual base salary, the specific level of participation to be determined annually by the compensation committee.

     The compensation committee can increase Mr. Zacks' base salary above the minimum level established by his employment agreement to reflect corporate performance. The compensation committee evaluates Mr. Zacks' base salary on an annual basis and determines whether an increase is warranted based on the committee's consideration of a number of subjective and objective criteria, including the Company's financial results, positive changes in the Company's competitive position, the success of the Company's strategic planning, achievements in the areas of customer satisfaction and product innovation and overall leadership. The compensation committee feels that all of these factors are significant and, therefore, no specific weight has been assigned to any single factor in the evaluation of Mr. Zacks' base salary. Because the employment agreement requires that the Company pay to Mr. Zacks a minimum annual base salary, the compensation committee does not have the ability to reduce the base salary below that minimum to reflect the Company's performance. However, the minimum base salary in the employment agreement was established by the compensation committee based upon advice from a nationally recognized executive compensation consulting firm that the base salary provided for in the employment agreement was consistent with base salaries paid to executive officers of comparable companies. This comparative data was compiled and provided by the

Company's executive compensation consulting firm and may or may not have included the companies included in the Performance Graph.

     Mr. Zacks' maximum award opportunity for 1999 was 100% of his base salary, which was established by the compensation committee in March of 1999. This maximum award opportunity was determined by the compensation committee based upon advice of the Company's executive compensation consulting firm regarding the range of performance-based compensation that is provided to chief executive officers of comparable companies. Based upon the Company's 1999 fiscal year results as compared to 1999 target profit goals established by the compensation committee and the board in early 1999, none of the employees participating in the incentive bonus program received bonuses.

     Early in 1999, the compensation committee approved an award to Mr. Zacks of 50,000 restricted common shares, which will vest over a five-year period beginning on the first anniversary of the award date. These restricted common shares were granted in lieu of a larger option grant that would have been made to Mr. Zacks if the restricted common shares had not been awarded.

STOCK-BASED COMPENSATION PLANS

     The Company's long-term compensation program consists primarily of options granted under the Company's employee stock option plans and restricted common shares. Awards of options are designed to provide appropriate incentive to employees to enhance shareholder value and to assist in the hiring and retention of key employees. All options are granted with exercise prices at least equal to the market value of the Company's common shares on the dates of grant. If there is no appreciation in the market value of the Company's common shares, the options are valueless. The compensation committee grants options based on its subjective determination of the relative current and future contribution that each prospective optionee has or may make to the long-term welfare of the Company. The OPTION GRANTS IN LAST FISCAL YEAR table shows the options granted to each of the named executive officers during the 1999 fiscal year.

     From time to time, the compensation committee has also awarded restricted common shares to executive officers of the Company. The compensation committee believes that restricted stock awards which vest over a period of time can provide powerful incentives to an executive to remain with the Company and to strive to build shareholder value. Restrictive stock awards also provide a means to increase share ownership by Company executives.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) generally prohibits the Company from deducting non-performance-based compensation in excess of $1,000,000 per taxable year paid to the chief executive officer and the other four most highly compensated executives required to be named in the proxy statement ("Covered Employees"). The Company may continue to deduct compensation paid to its Covered Employees in excess of $1,000,000 if the payment of that compensation qualifies for an exception, including an exception for certain performance-based compensation.

     The compensation committee believes that Section 162(m) should not cause the Company to be denied a deduction for 1999 compensation paid to the Covered Employees. The compensation committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

ADDITIONAL COMPENSATION PLANS

     At various times in the past, the Company has adopted broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these plans are not tied to performance.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS:

William Giovanello, Chairman                                    Philip G. Barach
Leopold Abraham II                                             Harvey M. Krueger

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Harvey M. Krueger, who is Vice Chairman of Lehman Brothers, Inc., is a member of the compensation committee of the board of directors. Lehman Brothers, Inc., an investment banking firm, provided investment banking services to the Company during the 1999 fiscal year and may provide investment banking services during the 2000 fiscal year as requested by the Company.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table shows, for the last three fiscal years, the cash compensation and other benefits paid or provided by the Company to its Chief Executive Officer and the four other most highly compensated executive officers. All dollar amounts are rounded down to the nearest whole dollar.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                        COMPENSATION AWARDS
                                             ANNUAL COMPENSATION                  --------------------------------
                               ------------------------------------------------                      COMMON SHARES    ALL OTHER
          NAME AND             FISCAL     BASE                   OTHER ANNUAL     RESTRICTED STOCK    UNDERLYING     COMPENSATION
     PRINCIPAL POSITION         YEAR    SALARY($)   BONUS($)   COMPENSATION($)     AWARD(S)($)(1)     OPTIONS(#)         ($)
     ------------------        ------   ---------   --------   ----------------   ----------------   -------------   ------------
Gordon Zacks:                   1999    $490,000    $      0   $49,772(2)(3)(4)       $418,750           25,000        $25,532(5)
  Chairman of the Board,        1998    $490,000    $      0   $49,576(2)(4)(6)             --           75,000        $11,189
  Chief Executive Officer       1997    $490,000    $187,425   $48,743(2)(4)(7)             --           50,000        $10,002
  and President
Christian Galvis:               1999    $258,000    $      0   $15,495(2)(3)(8)             --(8)        25,000        $11,969(5)
  Executive Vice                1998    $258,000    $      0   $23,888(2)(6)(8)             --(8)        40,000        $ 5,726
  President -- Operations       1997    $230,000    $ 70,380   $12,389(2)(7)                --           25,000        $ 4,446
  and President -- Operations
  of Barry Comfort Group
Richard L. Burrell:             1999    $175,000    $      0   $22,498(2)(3)                --           50,000        $13,303(5)
  Senior Vice President --      1998    $175,173    $      0   $22,383(2)(6)                --           15,000        $ 3,714
  Finance, Treasurer and        1997    $166,000    $ 50,796   $22,342(2)(7)                --           15,000        $ 2,398
  Secretary
Edward Bucciarelli:             1999    $ 76,923    $ 75,000   $ 1,928(2)(3)          $ 65,610          100,000        $     0
  Executive Vice                1998          --          --   --                           --               --             --
  President -- Sales &          1997          --          --   --                           --               --             --
  Marketing and President --
  Merchandising, Marketing
  and Sales of Barry Comfort
  Group(9)
Harry Miller:                   1999    $130,096    $      0   $15,195(2)(3)                --           25,000        $16,911(5)
  Vice President --             1998    $125,096    $      0   $13,756(2)(6)                --           15,000        $ 5,564
  Human Resources               1997    $120,096    $ 27,540   $16,000(2)(7)                --           15,000        $ 3,672

---------------

(1) On May 13, 1999, Mr. Zacks was awarded 50,000 restricted common shares. The per share value of the Company's common shares on that date was $8.3750. The restrictions on transfer generally lapse on 20% of the common shares on the first through fifth anniversaries of the grant date. In addition, if Mr. Zacks dies or becomes totally disabled prior to the fifth anniversary or if there is a change of control of the Company, all remaining restrictions will lapse. If Mr. Zacks' employment is terminated by the Company for "cause" or by Mr. Zacks other than for "good reason," as those terms are defined in his employment agreement, Mr. Zacks will forfeit any common shares whose restrictions have not lapsed. If Mr. Zacks' employment is terminated by the Company without cause or by Mr. Zacks with good reason, all remaining restrictions will lapse. Mr. Zacks will be entitled to receive any dividends payable on the restricted common shares.

    On October 25, 1999, Mr. Bucciarelli was awarded 15,000 restricted common shares. The per share value of the Company's common shares on that date was $4.375. The restrictions will generally lapse on October 25, 2001. In addition, if Mr. Bucciarelli dies or becomes totally disabled prior to that date or if there is a change of control of the Company, the restrictions will lapse. If Mr. Bucciarelli's employment is terminated for cause or if he voluntarily terminates his employment prior to October 25, 2001, he will forfeit any common shares whose restrictions have not lapsed. If Mr. Bucciarelli's employment is terminated by the Company without cause, all remaining restrictions will lapse. Mr. Bucciarelli will be entitled to receive any dividends payable on the restricted common shares.

    As of January 1, 2000, the aggregate holdings of restricted common shares by Mr. Zacks and Mr. Bucciarelli and the market value (net of consideration paid by the named executive officer) of such holdings were: Mr. Zacks, 50,000 common shares, $200,000; and Mr. Bucciarelli, 15,000 common shares, $59,985.

(2) "Other Annual Compensation" for each of 1999, 1998 and 1997 includes premium payments of $19,088, $6,165, $9,544, $328 and $6,400 on behalf of Messrs.
    Zacks, Galvis, Burrell, Bucciarelli (1999 only) and Miller, respectively, in each case to continue life insurance policies which provide for a level of death benefits not available under the standard group life insurance program.

(3) "Other Annual Compensation" for 1999 also includes for Messrs. Zacks, Galvis, Burrell, Bucciarelli and Miller the amounts of $19,403, $5,658, $12,954, $1,600 and $8,795, respectively, reflecting their personal use of the Company furnished automobiles or automobile allowances paid to them.

(4) "Other Annual Compensation" for Mr. Zacks includes: (a) payments of $6,586, $5,566 and $4,991 made during 1999, 1998 and 1997, respectively, to cover Mr. Zacks' portion of the insurance premiums on a life insurance policy on the life of Mr. Zacks; (b) payments of $2,466, $3,333 and $2,989 made during 1999, 1998 and 1997, respectively, to cover Mr. Zacks' estimated tax liability with respect to those premium payments; and (c) travel allowances of $2,229, $2,229 and $2,400 provided to Mr. Zacks in 1999, 1998 and 1997, respectively.

(5) "All Other Compensation" for 1999 includes: (a) contributions in the amounts of $14,700, $7,739, $8,750 and $10,246 to the R. G. Barry Corporation
    Deferred Compensation Plan (the "Deferred Compensation Plan") on behalf of Messrs. Zacks, Galvis, Burrell and Miller, respectively; (b) interest in the amounts of $5,832, $2,211, $1,828 and $4,675 credited to the accounts of Messrs. Zacks, Galvis, Burrell and Miller, respectively, under the Deferred Compensation Plan; and (c) contributions in the amounts of $5,000, $4,019, $2,725 and $1,990 to the R. G. Barry Corporation 401(k) Savings Plan (the "401(k) Plan") on behalf of Messrs. Zacks, Galvis, Burrell and Miller, respectively.

(6) "Other Annual Compensation" for 1998 also includes for Messrs. Zacks, Galvis, Burrell and Miller the amounts of $19,360, $7,098, $12,839 and $7,356, respectively, reflecting their personal use of the Company furnished automobiles or automobile allowances paid to them.

(7) "Other Annual Compensation" for 1997 also includes for Messrs. Zacks, Galvis, Burrell and Miller the amounts of $19,275, $6,224, $12,798 and $9,600, respectively, reflecting their personal use of the Company furnished automobiles or automobiles allowances paid to them.

(8) "Other Annual Compensation" for 1999 also includes the amount of $3,672 and "Other Annual Compensation" for 1998 also includes the amount of $10,625, reflecting the fair market value of 1,250 common shares issued to Mr. Galvis on March 1, 2000 and March 1, 1999, respectively, under a restricted stock agreement. SEE "EMPLOYMENT CONTRACTS, RESTRICTED STOCK AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

(9) Mr. Bucciarelli became an executive officer on October 25, 1999.

GRANTS OF OPTIONS

     The following table summarizes information concerning individual grants of options during the 1999 fiscal year to each of the named executive officers. No stock appreciation rights were granted during the 1999 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                            NUMBER OF                                                      ANNUAL RATES OF SHARE
                                          COMMON SHARES   % OF TOTAL OPTIONS                              PRICE APPRECIATION FOR
                                           UNDERLYING         GRANTED TO                                      OPTION TERM(1)
                                             OPTIONS          EMPLOYEES         EXERCISE     EXPIRATION   -----------------------
                 NAME                      GRANTED(#)       IN FISCAL YEAR     PRICE($/SH)      DATE          5%          10%
                 ----                     -------------   ------------------   -----------   ----------   ----------   ----------
Gordon Zacks..........................         6,250(2)           1.5%           $9.2125       5/12/04     $ 15,907     $ 35,152
                                              18,750(3)           4.6%           $8.3750       5/12/09     $ 98,793     $250,275
Christian Galvis......................        18,462(2)           4.5%           $8.3750       5/12/09     $ 97,276     $246,430
                                               6,538(3)           1.6%           $8.3750       5/12/09     $ 34,448     $ 87,269
Richard L. Burrell....................        19,238(2)           4.7%           $8.3750       5/12/09     $101,365     $256,788
                                              30,762(3)           7.5%           $8.3750       5/12/09     $162,084     $410,611
Edward Bucciarelli....................       100,000(4)          24.4%           $4.3750      10/24/09     $275,100     $697,400
Harry Miller..........................        12,649(2)           3.1%           $8.3750       5/12/09     $ 66,647     $168,838
                                              12,351(3)           3.0%           $8.3750       5/12/09     $ 65,077     $164,861

---------------

(1) The amounts reflected in this table represent the specified assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the common shares over the term of the options. These amounts have been rounded down to the nearest dollar.

(2) These incentive stock options were granted on May 13, 1999, and become exercisable as follows: (a) for Mr. Zacks, as to all 6,250 common shares on the fourth anniversary of the grant date; (b) for Mr. Galvis, as to 1,731 common shares on each of the first and second anniversaries of the grant date and as to 5,000 common shares on each of the third, fourth and fifth anniversaries of the grant date; (c) for Mr. Burrell, as to 2,649 of the common shares on the third anniversary of the grant date, as to 6,589 common shares on the fourth anniversary of the grant date and as to 10,000 common shares on the fifth anniversary of the grant date; (d) for Mr. Miller, as to 2,649 common shares on the third anniversary of the grant date and as to 5,000 common shares on each of the fourth and fifth anniversaries of the grant date. Each of these options becomes fully exercisable in the event of defined changes-in-control of the Company or upon the death, disability or retirement of the executive officer.

(3) These non-qualified stock options were granted on May 13, 1999, and become exercisable as follows: (a) for Mr. Zacks, as to 6,250 common shares on each of the first, second and third anniversaries of the grant date; (b) for Mr. Galvis, as to 3,269 common shares on each of the first and second anniversaries of the grant date; (c) for Mr. Burrell, as to 10,000 common shares on each of the first and second anniversaries of the grant date, as to 7,351 on the third anniversary of the grant date and as to 3,411 common shares on the fourth anniversary of the grant date; and (d) for Mr. Miller, as to 5,000 common shares on each of the first and second anniversaries of the grant date and as to 2,351 common shares on the third anniversary of the grant date. Each of these options becomes fully exercisable in the event of defined changes-in-control of the Company or upon the death, disability or retirement of the executive officer.

(4) These incentive stock options were granted on October 25, 1999, and become exercisable as to 20,000 common shares on each of the first, second, third, fourth and fifth anniversaries of the grant date. These options become fully exercisable in the event of defined changes-in-control of the Company or upon the death, disability or retirement of Mr. Bucciarelli.

OPTION EXERCISES AND HOLDINGS

     The following table summarizes information concerning unexercised options held as of the end of the 1999 fiscal year by each of the named executive officers. None of these executive officers exercised options during the 1999 fiscal year.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                               NUMBER OF COMMON SHARES
                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                                                  YEAR-END(#)(1)(2)            FISCAL YEAR-END($)(3)(4)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Gordon Zacks...............................    127,314         110,938              --           --
Christian Galvis...........................     81,053          77,000              --           --
Richard L. Burrell.........................     60,944          76,000         $17,639           --
Edward Bucciarelli.........................          0         100,000              --           --
Harry Miller...............................     30,180          49,750         $ 3,277           --

---------------

(1) Reflects adjustments for 4-for-3 share split on June 1, 1994, for 4-for-3 share split on September 1, 1995, and for 5-for-4 share split on June 3, 1996.

(2) Outstanding options that are not fully exercisable will become so in the event of certain defined changes-in-control of the Company.

(3) Rounded down to nearest dollar.

(4) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of common shares on December 31, 1999, the last trading day of the 1999 fiscal year ($4.00), less the exercise price of in-the-money options at the end of the 1999 fiscal year.

PENSION PLANS

     The Company's pension plan provides for the payment of monthly benefits to salaried employees at age 65 based upon 48% of a participant's "final average monthly compensation" (subject to a limitation imposed by law on the amount of annual compensation upon which benefits may be based) less a designated percentage of the participant's primary social security benefits. Benefits under the pension plan are reduced by 1/30th for each year of credited service less than 30 years. The Company's supplemental retirement plan (known as the R. G. Barry Corporation Restoration Plan) provides for the payment of additional monthly retirement benefits based upon 2 1/2% of an eligible participant's "final average monthly compensation" reduced by a designated percentage of his primary social security benefits with the difference multiplied by his years of credited service up to a maximum of 24 years, and the resulting product then reduced by his monthly pension payable under the pension plan. The benefit to which any employee who was a participant in the supplemental retirement plan on December 31, 1988 is entitled will not be less than 60% of the participant's "final average monthly compensation", reduced by (i) his monthly pension payable under the pension plan and (ii) a designated percentage of his primary social security benefits.

     The following table shows the estimated pension benefits payable under the pension plan and the supplemental retirement plan to persons who were participants in the supplemental retirement plan on December 31, 1988, at age 65, based on compensation that is covered by the pension plan and the supplemental retirement plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

               (MINIMUM BENEFIT FOR PERSONS WHO WERE PARTICIPANTS
           IN THE SUPPLEMENTAL RETIREMENT PLAN ON DECEMBER 31, 1988)

                            ESTIMATED ANNUAL PENSION BENEFITS
 FINAL AVERAGE         BASED ON CREDITED YEARS OF SERVICE INDICATED
     ANNUAL        ----------------------------------------------------
  COMPENSATION        10         15         20         25         30
 -------------     --------   --------   --------   --------   --------
    $125,000       $ 75,000   $ 75,000   $ 75,000   $ 75,000   $ 75,000
     175,000        105,000    105,000    105,000    105,000    105,000
     225,000        135,000    135,000    135,000    135,000    135,000
     275,000        165,000    165,000    165,000    165,000    165,000
     325,000        195,000    195,000    195,000    195,000    195,000
     375,000        225,000    225,000    225,000    225,000    225,000
     425,000        255,000    255,000    255,000    255,000    255,000
     475,000        285,000    285,000    285,000    285,000    285,000
     525,000        315,000    315,000    315,000    315,000    315,000
     575,000        345,000    345,000    345,000    345,000    345,000
     625,000        375,000    375,000    375,000    375,000    375,000

     Annual benefits are shown before deduction of 50% of primary social security benefits.

     The following table shows the estimated pension benefits payable under the pension plan and the supplemental retirement plan to persons who became participants in the supplemental retirement plan after December 31, 1988, at age 65, based on compensation that is covered by the pension plan and the supplemental retirement plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

              (MINIMUM BENEFIT FOR PERSONS WHO BECAME PARTICIPANTS
          IN THE SUPPLEMENTAL RETIREMENT PLAN AFTER DECEMBER 31, 1988)

                            ESTIMATED ANNUAL PENSION BENEFITS
 FINAL AVERAGE         BASED ON CREDITED YEARS OF SERVICE INDICATED
     ANNUAL        ----------------------------------------------------
  COMPENSATION        10         15         20         25         30
 -------------     --------   --------   --------   --------   --------
    $125,000       $ 31,250   $ 46,875   $ 62,500   $ 75,000   $ 75,000
     175,000         43,750     65,625     87,500    105,000    105,000
     225,000         56,250     84,375    112,500    135,000    135,000
     275,000         68,750    103,125    137,500    165,000    165,000
     325,000         81,250    121,875    162,500    195,000    195,000
     375,000         93,750    140,625    187,500    225,000    225,000
     425,000        106,250    159,375    212,500    255,000    255,000
     475,000        118,750    178,125    237,500    285,000    285,000
     525,000        131,250    196,875    262,500    315,000    315,000
     575,000        143,750    215,625    287,500    345,000    345,000
     625,000        156,250    234,375    312,500    375,000    375,000

     Annual benefits are shown before deduction of 20.83% of primary social security benefits after 10 years of service, 31.25% after 15 years of service, 41.67% after 20 years of service, 50% after 25 years of service, and 50% after 30 years of service.

     A participant's "final average monthly compensation" for purposes of the Company's pension plan and supplemental retirement plan is the average of the participant's compensation (salary and commissions but excluding cash bonuses and overtime pay) during the five consecutive calendar years of the last ten years in which such total compensation is highest. However, for persons who became participants in the supplemental retirement plan on or before December 31, 1988, compensation used in determining "final average annual compensation" includes bonuses and incentives. The "final average annual compensation" as of the end of the 1999 fiscal year was $599,170, $232,861, $195,948, $400,000 and $128,319 for
Messrs. Zacks, Galvis, Burrell, Bucciarelli and Miller, respectively. Messrs. Zacks, Galvis, Burrell, Bucciarelli and Miller have approximately 44, 9, 33, 0 and 7 years, respectively, of credited service under the pension plan and the supplemental retirement plan. Messrs. Zacks and Burrell were participants in the supplemental retirement plan on December 31, 1988. All of the other named executive officers became participants in the supplemental retirement plan after December 31, 1988.

DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company (a "Non-Employee Director") receives $17,000 annually for services as a director. In addition, each Non-Employee Director receives $1,000 for each regular meeting and $500 for each telephonic meeting of the board of directors attended. All members of a committee of the board receive (a) a fee of $500 for each meeting attended that occurs on the same day as a board meeting, (b) a fee of $1,000 for attending a committee meeting that does not occur on the same day as a board meeting and (c) a fee of $500 for participating in a telephonic meeting of the committee. Directors who are also employees of the Company receive no separate compensation for serving as directors.

     Each incumbent Non-Employee Director has been granted a non-qualified stock option (an "NQSO") to purchase 6,250 common shares under the R. G. Barry Corporation Stock Option Plan for Non-Employee Directors. Any person who becomes a Non-Employee Director in the future (including Mr. Nichols and Ms. Page if they are elected as directors at the annual meeting) will automatically be granted an NQSO to purchase 6,250 common shares effective on the third business day following the date on which he or she is appointed or elected to the board of directors. The exercise price of each NQSO granted to a Non-Employee Director has been and will be equal to the fair market value of the common shares on the date of grant. NQSO's granted to Non-Employee Directors have terms of five years and become exercisable six months after the grant date.

EMPLOYMENT CONTRACTS, RESTRICTED STOCK AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Gordon Zacks, the Chairman of the Board, President and Chief Executive Officer, entered into an employment agreement with the Company, dated July 1, 1998, which provides for the employment of Mr. Zacks for a term of two years, automatically renewable for an additional one-year term unless either party gives notice to the other of non-renewal and for an additional two-year term upon a "change of control" of the Company. The Company is obligated to cause Mr. Zacks to be nominated as a director. Mr. Zacks is entitled to receive a minimum annual salary of $490,000, subject to increases that the board of directors may grant. In addition to his annual salary, Mr. Zacks is entitled to participate in the Company's incentive bonus program and to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits.

     If Mr. Zacks' employment is terminated by the Company without "cause" (as defined in his employment agreement) or by Mr. Zacks for "good reason" (as defined in the employment agreement) prior to a "change of control," until the last day of the employment term, the Company will continue to pay his base salary at the rate in effect immediately prior to the date of termination plus a bonus amount based on his average annual bonus for the three years immediately preceding the termination of employment. Mr. Zacks will receive for a period ending on his 70th birthday or his earlier death, all life, medical and dental insurance and other employee benefits to which he was entitled immediately prior to the date of termination. If Mr. Zacks' employment is terminated by the Company without "cause" or by Mr. Zacks for "good reason" following a "change of control," he will receive $1,375,000 in consideration of his agreement to an extended noncompetition agreement and $1,000,000 in consideration of his agreement to provide consulting services. In addition, Mr. Zacks will receive a pro-rated bonus for the portion of the current year preceding his termination of employment based on his average bonuses for the prior three years. Mr. Zacks will also receive for a period ending on his 70th birthday or his earlier death, all life, medical and dental insurance benefits to which he was entitled immediately prior to the date of termination and he will receive all of his other employee benefits for a period of three years after the date of termination. A "change of control" is deemed to have occurred if a third party acquires more than a majority of the total voting power of the Company's outstanding voting securities or as a result of, or in connection with, specified business combinations or a contested election, the persons who were directors immediately before the transaction cease to constitute a majority of the Company's board of directors or any successor to the Company. The employment agreement also provides for the continuation of Mr. Zacks' salary and benefits for a period of time following a permanent and total disability.

     Under an agreement dated September 27, 1989, as amended, the Company agreed, upon the death of Mr. Zacks, to purchase from the estate of Mr. Zacks, at the estate's election, up to $4 million of the common shares held by Mr. Zacks at the time of his death. The common shares would be purchased at their fair market value at the time the estate exercises its put right. The estate's put right would expire after the second anniversary of the death of Mr. Zacks. The Company agreed to fund its potential obligation to purchase the common shares by purchasing and maintaining during Mr. Zacks' lifetime one or more policies of life insurance on the life of Mr. Zacks. In addition, Mr. Zacks agreed that, for a period of 24 months following his death, the Company will have a right of first refusal to purchase any common shares owned by Mr. Zacks at his death if his estate elects to sell the common shares. The Company would have the right to purchase the common shares on the same terms and conditions as the estate proposes to sell the common shares.

     On May 13, 1999, Mr. Zacks was issued 50,000 restricted common shares under the terms of a restricted stock agreement with the Company. Mr. Zacks will exercise all voting rights and be entitled to receive dividends payable on the common shares. The restrictions on transfer generally lapse on 20% of the common shares on the first through fifth anniversaries of the grant date. In addition, if Mr. Zacks dies or becomes totally disabled prior to the fifth anniversary or if there is a change of control of the Company for purposes of his employment agreement, all remaining restrictions will lapse. If Mr. Zacks' employment is terminated by the Company for "cause" or by Mr. Zacks other than for "good reason," as those terms are defined in his employment agreement, Mr. Zacks will forfeit any common shares whose restrictions have not lapsed. If Mr. Zacks' employment is terminated by the Company without cause or by Mr. Zacks with good reason, all remaining restrictions will lapse.

     Christian Galvis, the Executive Vice President -- Operations and
President -- Operations of Barry Comfort Group, is a party to an executive employment agreement with the Company, dated January 4, 1998, which provides for the employment of Mr. Galvis for a term of five years. Mr. Galvis is entitled to receive a minimum annual salary of $258,000, subject to increases that the board of directors may grant. In addition to his annual salary, Mr. Galvis is entitled to participate in the incentive bonus program and to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits. If Mr. Galvis' employment is terminated by the Company without "cause" (as defined in his employment agreement) or by Mr. Galvis for "good reason" (as defined in the employment agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for the benefit of Mr. Galvis by the Company for services rendered during the 12-month period immediately preceding the date of termination. Mr. Galvis' employment agreement also provides for the continuation of Mr. Galvis' salary for a period of time following a permanent and total disability.

     Mr. Galvis is also party to a restricted stock agreement, dated January 4, 1998, with the Company, which provides for the issuance of an aggregate of up to 10,000 common shares over a period of up to eight years. He is entitled to receive 1,250 common shares on the last business day of each fiscal year, beginning with the 1998 fiscal year, so long as he is employed by the Company on that date. In addition, he will receive an additional 1,250 common shares in respect of any fiscal year in which the Company achieves 120% of the "target profit goal" established by the board of directors for that fiscal year. If Mr. Galvis' employment with the Company terminates for any reason (other than within two years following a "change in control"), he will forfeit his right to receive any common shares other than those previously earned under the terms of the restricted stock agreement. If his employment is terminated by the Company without "cause" (as defined in the restricted stock agreement) or by Mr. Galvis for "good reason" within two years following a "change in control," he will be entitled to be issued all of the common shares subject to the restricted stock agreement which have not previously been issued. Mr. Galvis received 1,250 common shares at the end of each of the 1999 and 1998 fiscal years.

     Edward Bucciarelli, the Executive Vice President -- Sales & Marketing and President -- Merchandising, Marketing and Sales of Barry Comfort Group, is party to an employment agreement, dated September 27, 1999, with the Company, which provides for the employment of Mr. Bucciarelli for a term of three years. Mr. Bucciarelli is entitled to receive an annual salary of $400,000, subject to annual review by the board of directors. In addition to his annual salary, Mr. Bucciarelli is entitled to participate in the incentive bonus program, with a guaranteed minimum bonus of $100,000 in respect of the 2000 fiscal year. Mr. Bucciarelli received a sign on bonus of $150,000, of which $75,000 was paid on October 25, 1999 when he commenced employment and $75,000 was paid on March 1, 2000. He is also entitled to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits. Mr. Bucciarelli was granted options covering 100,000 common shares on October 25, 1999 and will be granted options covering 50,000 common shares on the first anniversary of his employment, in each case with an exercise price equal to the closing sale price on the relevant date. If Mr. Bucciarelli's employment is terminated by the Company for any reason other than for cause prior to April 25, 2000, the Company will continue to pay his base salary for 18 months. If Mr. Bucciarelli's employment is terminated on or after April 25, 2000 for any reason other than for cause, the Company will continue to pay his base salary for 12 months. All such severance payments will cease if Mr. Bucciarelli accepts another job.

     On October 25, 1999, Mr. Bucciarelli was issued 15,000 restricted common shares under the terms of a restricted stock agreement with the Company. Mr. Bucciarelli will exercise all voting rights and be entitled to receive any dividends payable on the common shares. The restrictions on transfer will generally lapse on October 25, 2001. In addition, if Mr. Bucciarelli dies or becomes totally disabled prior to that date or if there is a "change of control" of the Company, the restrictions will lapse. If Mr. Bucciarelli's employment is terminated for cause or if he voluntarily terminates his employment prior to October 25, 2001, he will forfeit any common shares whose restrictions have not lapsed. If Mr. Bucciarelli's employment is terminated by the Company without cause, all remaining restrictions will lapse.

     Richard L. Burrell, the Senior Vice President -- Finance, Treasurer and Secretary, and Harry Miller, the Vice President -- Human Resources, each entered into a severance agreement, dated January 4, 1998, with the Company, which provides that if his employment is terminated by the Company without "cause" (as defined in the agreement) or by him for "good reason" (as defined in the agreement) within 36 months following a "change in control" (as defined in the agreement), he will be entitled to receive a severance payment equal to the greater of (1) the total compensation (including bonus) paid to him or accrued for his benefit for services rendered during the calendar year ending prior to the date on which the "change in control" occurred or (2) the total compensation (including bonus) paid to him or accrued for his benefit for services rendered during the 12-month period immediately preceding the date of termination of employment. Prior to a "change in control," each severance agreement will terminate immediately if his employment is terminated for any reason. Each severance agreement provides for a term of three years unless earlier terminated pursuant to its terms.

                               PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common shares with an index for shares listed on the New York Stock Exchange and an index for Media General Industry Group #320, Textile-Apparel Clothing, for the five-year period ended December 31, 1999 (the last trading day during the Company's 1999 fiscal year).

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                    TOTAL RETURNS OF R. G. BARRY CORPORATION
                      COMMON SHARES, NYSE MARKET INDEX AND
                    TEXTILE-APPAREL CLOTHING INDUSTRY INDEX


                                  [Line graph]

                                                                            TEXTILE-APPAREL CLOTHING
                                                 R.G. BARRY CORPORATION             INDUSTRY             NEW YORK STOCK EXCHANGE
                                                 ----------------------     ------------------------     -----------------------
12/30/94                                                 100.00                      100.00                      100.00
12/29/95                                                 233.71                      122.34                      129.66
12/27/96                                                 168.54                      146.12                      156.20
1/02/98                                                  172.28                      155.20                      205.49
12/31/98                                                 164.79                      155.18                      244.52
12/31/99                                                  59.93                      140.80                      267.75

                              INDEPENDENT AUDITORS

     The Company engaged KPMG LLP as its independent auditors to audit its consolidated financial statements for the 1999 fiscal year. KPMG LLP, together with its predecessors, has served as the Company's independent auditors since 1966. The audit committee will make its selection of the independent auditors for the 2000 fiscal year later in the year.

     The board of directors expects that representatives of KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2001 annual meeting of shareholders must be received by the Company no later than November 27, 2000, to be included in the Company's proxy materials relating to that annual meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable rules and regulations promulgated by the SEC.

     The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the board of directors. If a shareholder intends to present a proposal at the 2001 annual meeting of shareholders and does not notify the Company of the proposal by February 10, 2001, the proxies solicited by the board of directors for use at the 2001 annual meeting may be voted on the proposal without discussion of the proposal in the Company's proxy statement for that annual meeting.

     In each case, written notice must be given to the Company's Secretary, whose name and address are: Richard L. Burrell, Secretary, R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

     Shareholders desiring to nominate candidates for election as directors at the 2001 annual meeting must follow the procedures described in "ELECTION OF DIRECTORS."

                                 OTHER MATTERS

     As of the date of this proxy statement, the board of directors knows of no other matter that will be presented for action by the shareholders at the annual meeting of shareholders. However, if any other matter is properly presented at the annual meeting or any adjournment, the persons acting under proxies solicited by the board of directors, will vote and act according to their best judgments in light of the conditions then prevailing.

     It is important that proxies be completed and returned promptly; therefore, shareholders who do not expect to attend the annual meeting in person are urged to fill in, sign and return the enclosed proxy card in the self-addressed envelope furnished herewith.

                                          By Order of the Board of Directors,

                                          Gordon Zacks Signature
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

March 27, 2000

                             R. G. BARRY CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder(s) of common shares of R. G. Barry Corporation (the "Company") hereby constitutes and appoints Gordon Zacks and Richard L. Burrell, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, May 11, 2000, at the Company's executive offices, 13405 Yarmouth Road N.W., Pickerington, Ohio, at 11:00 A.M., local time, and any adjournment(s) thereof, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

         WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

         All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 11, 2000 meeting and Annual Report to Shareholders for the fiscal year ended January 1, 2000.

                                        R. G. BARRY CORPORATION
                                        P.O. BOX 11152
                                        NEW YORK, NY 10203-0152


            (Continued, and to be executed and dated on other side.)

    1.    ELECTION OF DIRECTORS

    [ ]   FOR all nominees  [ ]  WITHHOLD AUTHORITY                [ ] *EXCEPTIONS
          listed below           to vote for all nominees listed
                                 below

NOMINEES: Harvey M. Krueger     David L. Nichols     Janice Page

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
         THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)


    2.    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
          OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY)
          AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S)
          THEREOF.


                                        Address Change
                                        Mark Here        [ ]


                              Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy.)

                              Dated:____________________________________, 2000

                              ---------------------------------------------
                              Signature of Shareholder(s)

                              ---------------------------------------------
                              Signature of Shareholder(s)


   PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


Votes must be indicated (X) in Black or Blue ink. [X]